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                                                                   Exhibit 10.15


                            TASER INTERNATIONAL, INC.

                             2004 STOCK OPTION PLAN

           (APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 30, 2004 AND SUBJECT TO STOCKHOLDER APPROVAL AT THE 2004 ANNUAL MEETING)


                             SECTION 1. INTRODUCTION

Taser International, Inc. has adopted this 2004 Stock Option Plan providing for the grant of stock options to certain eligible individuals who have or will render services to the Company. This Plan has been approved by the Board of Directors of the Company effective January 30, 2004 and is subject to Stockholder approval at the 2004 Annual Meeting.

The purpose of the Plan is to advance the interests of the Company and its stockholders by enhancing the Company's ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company's economic objectives. The Plan seeks to achieve this purpose by providing for Options which may constitute Incentive Stock Options or Non-qualified Stock Options.

                           SECTION 2. ADMINISTRATION

SECTION 2.1 COMMITTEE COMPOSITION.

The Plan shall be administered by the Compensation Committee of the Board of Directors consisting of not less than three persons. Members of such committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. As used in this Plan, the term "Committee" will refer to such Compensation Committee.

SECTION 2.2 COMMITTEE RESPONSIBILITIES.

        (a) The Committee shall have the authority to recommend to the Board for its consideration and approval (i) the Employees, Outside Directors and Consultants who are to receive Options under the Plan, (ii) the time or times when Options will be granted, (iii) the type, number, exercise price, vesting requirements and other features and conditions of such Options, (iv) the duration of each Option, (v) the restrictions and conditions to which the exercisability of Options may be subject, and (vi) such other provisions of the Options as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan. The Committee shall determine the form or forms of the Stock Option Agreements with Optionees which shall evidence the particular terms, conditions, rights and duties of the Company and the Optionees with respect to Options granted pursuant to the Plan, which agreement shall be consistent with the provisions of the Plan.

        (b) With the consent of the Optionee affected thereby, and subject to the consideration and approval of the Board, the Committee may amend or modify the terms of any outstanding Option in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without



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limiting the generality of the foregoing sentence, the Committee may, with the consent of the Optionee affected thereby and subject to consideration and approval of the Board, modify the exercise price, number of shares, or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option, accept surrender of any outstanding Option, or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options.

        (c) The Committee shall have the authority to interpret the Plan and, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Optionees, whether or not such Optionees are similarly situated. Each determination, interpretation, or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

                     SECTION 3. SHARES AVAILABLE FOR GRANTS

SECTION 3.1 BASIC LIMITATION.

The maximum number of shares of Common Stock that shall be authorized and reserved for issuance under the Plan shall be 1,500,000 shares, $.00001 par value on a post January 26, 2004 stock split basis. The limitation of this
Section 3.1 shall be subject to adjustment pursuant to Section 3.3.

SECTION 3.2 ADDITIONAL SHARES AVAILABLE FOR USE.

If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Stock shall again become available for the grant of Options under the Plan. Also, previously acquired shares of Common Stock which are tendered by the Optionee to the Company in whole or partial satisfaction of the Exercise Price pursuant to Section 6.2, or in whole or partial satisfaction of withholding obligations pursuant to Section 10.2, shall become available for use under the Plan to the extent permitted by Rule 16b-3 of the Exchange Act. The aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall in no event exceed 5,000,000 shares.

SECTION 3.3 ADJUSTMENT TO SHARES.

In the event of a stock split, any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend payable in Common Stock, extraordinary dividend or divestiture (including a spin-off), a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustments (which determination shall be conclusive) as to one or more of:

        (a) The number of and kind of securities subject to and reserved under the Plan;


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        (b) In order to prevent dilution or enlargement of the rights of
Optionees, the number, kind and Exercise Price of securities subject to outstanding Options;

        (c) The limitations set forth in Section 5.2.

        Without limiting the generality of the foregoing, in the event that any of such transactions are effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets, including cash, with respect to or in exchange for such Common Stock, all Optionees holding outstanding Options shall upon the exercise of such Options receive, in lieu of any shares of Common Stock they may be entitled to receive, such stock, securities, or assets, including cash, as would have been issued to such Optionees if their Options had been exercised and such Optionees had received Common Stock prior to such transaction.

        Notwithstanding the provisions of this Section 3.3, there shall be no adjustment to the shares authorized pursuant to this Plan for an event described in Section 3.3 that occurs before or simultaneously with the effective date of this Plan.

        Except as provided in this Section 3.3, an Optionee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

                             SECTION 4. ELIGIBILITY

SECTION 4.1 NON-QUALIFIED STOCK OPTIONS.

Only Employees, Outside Directors and Consultants shall be eligible for the grant of NSOs.

SECTION 4.2 INCENTIVE STOCK OPTIONS.

Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of Incentive Stock Options. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an Incentive Stock Option unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

                            SECTION 5. STOCK OPTIONS

SECTION 5.1 STOCK OPTION AGREEMENT.

Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan as shall be determined by the Committee in its discretion and upon consideration and approval of the Board. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options shall be granted for no cash consideration unless minimal cash consideration is required by applicable law.


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SECTION 5.2 NUMBER OF SHARES.

Each Stock Option Agreement shall specify the number of Common Stock subject to the Option. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 225,000 shares of Common Stock, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 300,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 3.3.

SECTION 5.3 EXERCISE PRICE.

        (a) Incentive Stock Options.

The Exercise Price per share to be paid by the Optionee at the time an Incentive Stock Option is exercised shall be determined by the Committee, in its discretion and upon consideration and approval of the Board; provided, however that the such price shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of one share of Common Stock on the date the Option is granted if, at the time the Option is granted, the Optionee owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

        (b) Non-qualified Stock Options.

The Exercise Price per share to be paid by the Optionee at the time an NSO is exercised shall be determined by the Committee, in its discretion and upon consideration and approval of the Board; provided, however that the such price shall not be less than 85% of the Fair Market Value of one share of Common Stock on the date the Option is granted.

SECTION 5.4 EXERCISABILITY AND TERM.

An Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee in its discretion at the time the Option is granted. Upon the completion of its term, an Option, to the extent not then exercised, shall expire.

        (a) Incentive Stock Options.

The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee in its discretion and upon consideration and approval of the Board at the time such Option is granted; provided that the term of an Incentive Stock Option shall in no event exceed (i) 10 years from the date of grant, or (ii) 5 years from the date of grant if, at the time the Option is granted, the Optionee owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

        (a) Non-qualified Stock Options.


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The period during which an NSO may be exercised shall be fixed by the Committee in its discretion and upon consideration and approval of the Board at the time such Option is granted.

SECTION 5.5 MANNER OF EXERCISE.

An Option may be exercised by an Optionee in whole or in part from time to time, subject to the conditions contained herein and in the Stock Option Agreement, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office (Attention: Chief Financial Officer), and by paying in full the total Option Exercise Price for the shares of Common Stock purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to compliance with Section 11.1 of the Plan, the exercise of the Option shall be deemed effective upon receipt of such notice and payment complying with the terms of the Plan and the Stock Option Agreement.

        As soon as practicable after the effective exercise of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership. If an Optionee exercises any Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until it expires or terminates in accordance with its terms. An Option shall only be exercisable with respect to whole shares.

                      SECTION 6. PAYMENT FOR OPTION SHARES

SECTION 6.1 GENERAL RULE.

The entire Exercise Price of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, provided, however, that the Committee, in its discretion upon the original grant or thereafter, and upon the consideration and approval of the Board, may allow such payments to be made in any form described in this
Section 6. In determining whether or upon what terms and conditions an Optionee will be permitted to pay the Exercise Price of an Option in a form other than cash, the Committee may consider all relevant facts and circumstances including, without limitation, the tax and securities law consequences to the Optionee and the Company and the financial accounting consequences to the Company.

SECTION 6.2 SURRENDER OF STOCK.

To the extent that this Section 6.2 is applicable, an Optionee may pay all or any part of the Exercise Price by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan.

SECTION 6.3 EXERCISE/SALE.

To the extent that this Section 6.3 is applicable, an Optionee may pay all or any part of the Exercise Price and any withholding taxes by delivering (on a form prescribed by the Company) an irrevocable direction


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to a securities broker approved by the Company to sell all or part of the Common
Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

SECTION 6.4 EXERCISE/PLEDGE.

To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

SECTION 6.5 PROMISSORY NOTE.

To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Stock being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

SECTION 6.6 OTHER FORMS OF PAYMENT.

To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

SECTION 6.7 DISPOSITION OF COMMON STOCK ACQUIRED PURSUANT TO THE EXERCISE OF
            INCENTIVE STOCK OPTIONS.

Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise on an Incentive Stock Option granted under the Plan before the expiration of two years after its date of grant or before the expiration of one year after its date of exercise, the Optionee shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of an Optionee to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to such disposition. The Committee shall have the right, in its sole discretion, to endorse the certificates representing such shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company's transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding and employment-related tax requirements or until the later of the expiration of two years from its date of grant or one year from its date of exercise.

SECTION 6.8 AGGREGATE LIMITATION OF STOCK SUBJECT TO INCENTIVE STOCK OPTIONS.

To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and any other incentive stock option plans of the Company or any Subsidiary or any parent corporation of the Company) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options shall be treated as Non-qualified Stock Options. The determination shall be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its


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discretion, shall designate which shares shall be treated as shares acquired upon exercise of an Incentive Stock Option.

        SECTION 7. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE

SECTION 7.1 TERMINATION OF EMPLOYMENT OR OTHER SERVICE DUE TO DEATH, DISABILITY,
            OR RETIREMENT.

Except as otherwise provided in the Plan, or as otherwise determined by the Committee upon consideration and approval of the Board, either at the time an Option is granted or thereafter, in the event an Optionee's employment or other service with the Company and all Subsidiaries or Parent is terminated by reason of such Optionee's death, Disability or Retirement, all outstanding Options then held by the Optionee shall become immediately exercisable in full and remain exercisable after such termination for a period of three months in the case of Retirement and one year in the case of death or Disability (but in no event after the expiration date of any such Option).

SECTION 7.2 TERMINATION OF EMPLOYMENT OF OTHER SERVICE FOR REASONS OTHER THAN
            DEATH, DISABILITY OR RETIREMENT.

Except as otherwise provided in the Plan, or as otherwise determined by the Committee upon consideration and approval of the Board, either at the time an Option is granted or thereafter, in the event an Optionee's employment or other service with the Company and all Subsidiaries or Parent in relation to which the Option was granted is terminated for any reason other than death, Disability or Retirement, all rights of the Optionee shall immediately terminate without notice of any kind, and no Options then held by the Optionee shall thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary or Parent for "cause," all outstanding Options then held by such Optionee shall remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option). For purposes of this Section 7.2, "cause" shall be as defined in any employment or other agreement or policy applicable to the Optionee or, if no such agreement or policy exists, shall mean (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) any material breach of a non-competition agreement entered into with the Company, (c) conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof, (d) gross negligence or (d) continued failure to perform assigned duties after receiving written notification from the Board. The foregoing shall not be deemed an exclusive list of all acts or omissions that the Company (or a Parent or Subsidiary) may consider grounds for the discharge of the Optionee.

SECTION 7.3 MODIFICATION OF EFFECT OF TERMINATION.

Notwithstanding the provisions of this Section 7, upon an Optionee's termination of employment or other service with the Company and all Subsidiaries or Parent with respect to which Options were granted, the Committee may, in its sole discretion upon consideration and approval of the Board (which discretion may be exercised before or following such termination), cause Options, or any portions thereof, then held by such Optionee to become exercisable and remain exercisable following such termination in the manner determined by the Committee and approved by the Board; provided, however, that no Option shall be exercisable after the expiration date thereof, and any Incentive Stock Option that remains unexercised more than three months following employment termination by reason of Retirement or more than one


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year following employment termination by reason of death or Disability shall thereafter be deemed to be a Non-qualified Stock Option.

                          SECTION 8. CHANGE OF CONTROL

SECTION 8.1 ACCELERATION OF VESTING.

If a Change of Control of the Company shall be about to occur or shall occur, the Committee, in its discretion and upon consideration and approval of the Board, may determine that all outstanding Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the employment or other status of the Optionees with respect to which Options have been granted shall continue with the Company or any Subsidiary, subject to the following limitations: If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants each determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

SECTION 8.2 CASH PAYMENT.

If a Change in Control of the Company shall be about to occur or shall occur, then the Committee, in its discretion and upon consideration and approval of the Board and without the consent of any Optionee effected thereby, may determine that some or all Optionees holding outstanding Options shall receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change of Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change of Control over the Exercise Price of such Options.

SECTION 8.3 LIMITATION ON CHANGE OF CONTROL PAYMENTS.

Notwithstanding any provision of Sections 8.1 or 8.2 above to the contrary, if, with respect to an Optionee, the acceleration of the exercisability of an Option as provided for in Section 8.1 or the payment of cash in exchange for all or part of an Option as provided in Section 8.2 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the
Code), together with any other payments which such Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and the payments to such Optionee pursuant to Sections 8.1 and 8.2 above shall be reduced to the largest extent or amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.


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                        SECTION 9. LIMITATION ON RIGHTS


SECTION 9.1 EMPLOYMENT OR SERVICE.

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary or Parent to terminate the employment or service of any Employee, Outside Director or Consultant at any time, or confer upon any Employee, Outside Director or Consultant any right to continue in the employ or service of the Company or any Subsidiary or Parent.

SECTION 9.2 STOCKHOLDERS' RIGHTS.

An Optionee shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Stock covered by his or her Option prior to the time when a stock certificate for such Common Stock is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

SECTION 9.3 RESTRICTIONS ON TRANSFER.

Other than pursuant to a qualified domestic relations order (as defined by the Code), no right or interest of any Optionee in an Option prior to the exercise of such Option shall be assignable or transferable, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, divorce, or bankruptcy. In the event of an Optionee's death, such Optionee's rights and interest in Options shall be transferable by testamentary will or the laws of descent and distribution, any payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Section 7 of the Plan) may be made by the Optionee's legal representatives, heirs or legatees.

If, in the opinion of the Committee, an Optionee holding an Option is disabled from caring for his or her affairs because of a mental condition, physical condition, or age, any payments due the Optionee may be made to, and any rights of the Optionee under the Plan shall be exercised by, such Optionee's guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

SECTION 9.4 NON-EXCLUSIVITY OF THE PLAN.

Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all other such plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.


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                         SECTION 10. WITHHOLDING TAXES

SECTION 10.1 GENERAL.

To the extent required by applicable federal, state, local or foreign law, an Optionee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

SECTION 10.2 SHARE WITHHOLDING.

The Committee, in its discretion and upon consideration and approval of the Board, may permit an Optionee to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

                    SECTION 11. SECURITIES LAW RESTRICTIONS

SECTION 11.1 SHARE ISSUANCE.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan, and an Option shall not be considered to be exercised notwithstanding the tender by the Optionee of any consideration therefore, unless and until each of the following conditions has been fulfilled:

        (a) (i) There has be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws if the Committee, in its sole discretion, shall have determined to file, cause to become effective, and maintain the effectiveness of such registration statement; or (ii) if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (B) there shall have been received from the Optionee (or, in the event of death or disability, the Optionee's heir(s) or legal representative(s)), any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

        (b) There shall have been obtained any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advise of counsel, deem necessary or advisable.

SECTION 11.2 SHARE TRANSFERS.

Shares of Common Stock issued pursuant to Options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered, or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance, or other disposition of such shares not


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issued pursuant to an effective and current registration statement under the
Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

SECTION 11.3 HOLDING PERIOD REQUIREMENTS.

Any Options granted and any Common Stock acquired pursuant to the exercise of Options under this Plan may be subject to a six-month holding requirement from the grant date in order for the transaction to be exempt from the short-swing trading profits provision of Section 16(b) of the Exchange Act.

SECTION 11.4 LEGENDS.

        (a) Unless a registration statement under the Securities Act and applicable state securities laws is in effect with respect to the issuance or transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE SOLELY ESTABLISHED TO THE SATISFACTION OF THE COMPANY AND ITS COUNSEL.

        (b) The Committee, in its sole discretion, may endorse certificates representing shares issued pursuant to the exercise of Incentive Stock Options with a legend in substantially the following form:

THE SALE, EXCHANGE, PLEDGE, ASSIGNMENT, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN SECTION 5.05 OF THE BYLAWS OF THIS CORPORATION AND IN THE CORPORATION'S 2004 STOCK OPTION PLAN, AND REFERENCE SHOULD BE MADE TO THOSE DOCUMENTS FOR THE TERMS OF SUCH RESTRICTIONS.

              SECTION 12. AMENDMENT, MODIFICATION AND TERMINATION

SECTION 12.1 TERM OF THE PLAN.

The Plan, as set forth herein, shall become effective on January 30, 2004, subject to approval by the stockholders at the 2004 Annual Meeting. The Plan shall remain in effect until it is terminated under Section 12.2, except that no Incentive Stock Options shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most


Stock Option Plan- Page 11
recent increase in the number of Common Stock available under Section 3 which was approved by the Company's stockholders.

SECTION 12.2 AMENDMENT OR TERMINATION.

The Board may, at any time and for any reason, amend, suspend or terminate the Plan or any portion thereof. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations, rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company's Stock. No Options shall be granted under the Plan after the termination thereof. No termination, suspension, or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Optionee affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 3.3 or
Section 8 of the Plan.

                           SECTION 13. MISCELLANEOUS

SECTION 13.1 GOVERNING LAW.

The place of administration of the Plan shall be conclusively deemed to be within the State of Arizona, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Stock Option Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Arizona with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

SECTION 13.2 SUCCESSORS AND ASSIGNS.

This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way or merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations under the Plan.

SECTION 13.3 SURVIVAL OF PROVISIONS.

The rights, remedies, agreements, obligations, and covenants contained in or made pursuant to the Plan, any Stock Option Agreement, and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.

                            SECTION 14. DEFINITIONS

SECTION 14.1 BOARD


Stock Option Plan- Page 12

Board means the Company's Board of Directors, as constituted from time to time.

SECTION 14.2 CHANGE IN CONTROL

Change in Control shall mean:

        (a) The sale, lease, exchange or other transfer of all or substantially all of the Company's assets, in one transaction or in a series of related transactions;

        (b) The approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

        (c) A change in the control of the Company of a nature that would be required to be reported (assuming such event had not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such Change in Control shall be deemed to have occurred at such time as:

        (i) any Person becomes, after the effective date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                Act), directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, or

        (ii) individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause
                (ii) and the following sentence, considered as though such person were a member of the Board on the effective date of the Plan. Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred for purposes of Section 8 by virtue of any transaction which shall have been approved by the affirmative vote of at least a majority of the members of the Board or by the stockholders of the Company on the effective date of the Plan.

SECTION 14.3 CODE

Code means the Internal Revenue Code of 1986, as amended.

SECTION 14.4 COMMITTEE

Committee means a committee of the Board, as described in Section 2.

SECTION 14.5 COMMON STOCK


Stock Option Plan- Page 13

Common Stock means the common stock of the Company.

SECTION 14.6 COMPANY

Company means Taser International, Inc., a Delaware corporation.

SECTION 14.7 CONSULTANT

Consultant means a consultant or adviser who provides bona fide services to the Company, a Parent, or a Subsidiary as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

SECTION 14.8 DISABILITY

Disability means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

SECTION 14.9 EMPLOYEE

Employee means a common-law employee of the Company, a Parent, or Subsidiary.

SECTION 14.10 EXCHANGE ACT

Exchange Act means the Securities Exchange Act of 1934, as amended.

SECTION 14.11 EXERCISE PRICE

Exercise Price means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

SECTION 14.12 FAIR MARKET VALUE

Fair Market Value means, with respect to the Common Stock, the following:

        (a) If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on The NasdaqK Small Cap Market, the last sale price of the Common Stock on such exchange or reported by The NasdaqK Small Cap Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).

        (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on The NasdaqK Small Cap Market System, and bid and asked prices therefore in the over-the-counter market are reported by The NasdaqK Small Cap Market, the Nasdaq Bulletin Board, or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the applicable NasdaqX system, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

        (c) In all other cases, such price as the Committee determines in good faith in the exercise of its reasonable discretion.


Stock Option Plan- Page 14

SECTION 14.13 INCENTIVE STOCK OPTION

Incentive stock option means a stock option as described in Section 422(b) of the Code.

SECTION 14.14 NON-QUALIFIED STOCK OPTION

Non-qualified stock option means any option that is not an incentive stock option as described in Section 422 of the Code nor an option as described in
Section 423 of the Code.

SECTION 14.15 OPTION

Option means an Incentive Stock Option or Non-qualified Stock Option granted under the Plan and entitling the holder to purchase Common Stock.

SECTION 14.16 OPTIONEE

Optionee means an individual or estate who holds an Option.

SECTION 14.17 OUTSIDE DIRECTOR

Outside Director shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

SECTION 14.18 PARENT

Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

SECTION 14.19 PERSON

Person means any individual, corporation, partnership, group, association, or other "person" (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly-owned Subsidiary of the Company, or any employee benefit plan sponsored by the Company or a wholly-owned Subsidiary of the Company.

SECTION 14.20 PLAN

Plan means this Taser International, Inc. 2004 Stock Option Plan, as amended from time to time.

SECTION 14.21 RETIREMENT

Retirement means the retirement of an Optionee pursuant to and in accordance with the regular retirement plan or practice of the Company or Subsidiary then covering the Optionee, or, if approved by the Board for purposes of the Plan, any early retirement plan or practice of the Company or Subsidiary then covering the Optionee.


Stock Option Plan- Page 15

SECTION 14.22 SECURITIES ACT

Securities Act means the Securities Act of 1933, as amended.

SECTION 14.23 STOCK OPTION AGREEMENT

Stock Option Agreement means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

SECTION 14.24 SUBSIDIARY

Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

                             SECTION 15. EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

                                  Taser International, Inc.

                                  By:
                                     __________________________________


Adoption by Board of Directors:           January 30, 2004

Ratification/Adoption by Stockholders:    _______, 2004


Stock Option Plan- Page 16

                            TASER INTERNATIONAL, INC.
                            2004 STOCK INCENTIVE PLAN
                          NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Common Stock of TASER, International Inc. (the "Company"):

              NAME OF OPTIONEE:

TOTAL NUMBER OF SHARES GRANTED:

                TYPE OF OPTION:  [X] Incentive Stock Option

                                 [ ] Nonstatutory Stock Option

      EXERCISE PRICE PER SHARE:  $

                 DATE OF GRANT:

     VESTING COMMENCEMENT DATE:

              VESTING SCHEDULE:

               EXPIRATION DATE:

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the TASER International, Inc. 2004 Stock Incentive Plan (the "Plan") and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:                                     TASER INTERNATIONAL, INC.

                                         BY:
----------------------------------           ----------------------------------

                                      TITLE:
----------------------------------           ----------------------------------
PRINT NAME

                            TASER INTERNATIONAL, INC.
                            2004 STOCK INCENTIVE PLAN
                             STOCK OPTION AGREEMENT


                            SECTION 1. TAX TREATMENT

This option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code or a nonstatutory option, as provided in the Notice of Stock Option Grant.

                               SECTION 2. VESTING

This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. In addition, this option becomes exercisable in full if one of the following events occurs:

- Your service as an employee, consultant or director of the Company or a subsidiary of the Company terminates because of death, total and permanent disability, or retirement at or after age 65, or

- The Company is a party to a merger or other reorganization while you are an employee, consultant or director of the Company or a subsidiary of the Company, this option is not continued by the Company and is not assumed by the surviving corporation or its parent, and the surviving corporation or its parent does not substitute its own option for this option.

- The Company is subject to a "Change in Control" (as defined in the Plan) while you are an employee, consultant or director of the Company or a subsidiary of the Company and, within 12 months after the Change in Control, the surviving entity terminates your service without your consent. If the surviving entity demotes you to a lower position, materially reduces your authority or responsibilities, materially reduces your total compensation or announces its intention to relocate your principal place of work by more than 50 miles, then that action will be treated as a termination of your service.

In the event of a merger or other reorganization or a Change in Control, the following rules apply:

- If this option is designated as an incentive stock option in the Notice of Stock Option Grant, the acceleration of exercisability will not occur without your written consent.

- If the Company and the other party to the transaction agreed that the transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if the transaction in fact was so treated, then the acceleration of exercisability will not occur to the extent that the surviving entity's independent public accountants determine in good faith that the acceleration would preclude the use of "pooling of interests" accounting.

No additional shares become exercisable after your service as an employee, consultant or director of the Company or a subsidiary of the Company has terminated for any reason.

                                SECTION 3. TERM

This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (It will expire earlier if your service terminates, as described below.)

                         SECTION 4. REGULAR TERMINATION

If your service as an employee, consultant or director of the Company or a subsidiary of the Company terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Company headquarters on the date three months after your termination date. The Company determines when your service terminates for this purpose.

                                SECTION 5. DEATH

If you die as an employee, consultant or director of the Company or subsidiary of the Company, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

                             SECTION 6. DISABILITY

If your service as an employee, consultant or director of the Company or a subsidiary of the Company terminates because of your total and permanent disability, then this option will expire on the date 12 months after your termination date.

For all purposes under this Agreement, "total and permanent disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

                          SECTION 7. LEAVES OF ABSENCE

For purposes of this option, your service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. But, your service terminates when the approved leave ends, unless you immediately return to active work.

                      SECTION 8. RESTRICTIONS ON EXERCISE

The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

                         SECTION 9. NOTICE OF EXERCISE

When you wish to exercise this option, you must notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship.) This notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

                          SECTION 10. FORM OF PAYMENT

When you submit your notice of exercise, you must include payment of the option exercise price for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:

-     Your personal check, a cashier's check or a money order.

- Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the company and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

- Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

- Irrevocable directions to a securities broker or lender approved by the Company to pledge option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the option exercise price and any withholding taxes. The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

               SECTION 11. WITHHOLDING TAXES AND STOCK WITHHOLDING

You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

                       SECTION 12. RESTRICTIONS ON RESALE

By signing this Agreement, you agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

                         SECTION 13. TRANSFER OF OPTION

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however dispose of this option in your will or a written beneficiary designation. Such a designation must be filed with the Company on the proper form and will be recognized only if it is received at Company headquarters before your death.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your option in any other way.

                          SECTION 14. RETENTION RIGHTS

Your option or this Agreement does not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and it subsidiaries reserve the right to terminate your service at any time, with or without cause.

                         SECTION 15. STOCKHOLDER RIGHTS

You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

                            SECTION 16. ADJUSTMENTS

In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

                           SECTION 17. APPLICABLE LAW

This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

                   SECTION 18. THE PLAN AND OTHER AGREEMENTS

The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

                 BY SIGNING THE COVER SHEET OF THIS AGREEMENT,
      YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN
                                    THE PLAN.